Exhibit 10.25

[Net Lease]

LEASE AGREEMENT

THIS LEASE AGREEMENT is made this 27 day of FEBRUARY, 1997, between SCI Development Services Incorporated (“Landlord”), and the Tenant named below.

Tenant:	Eye Care Centers of America, Inc.

Tenant’s representative, address, and phone no.:	11103 West Avenue San Antonio, Texas 78213 Phone: (210) 340-3531

Premises:	That portion of the Building, containing approximately 40,000 rentable square feet, as determined by Landlord, as shown on Exhibit A.

Project:	Same as Building

Building:	Tri-County Distribution Center, Building #1

Tenant’s Proportionate Share of Project:	16.1%

Tenant’s Proportionate Share of Building:	16.1%

Lease Term:	Beginning on the Commencement Date and ending on the last day of the 84th full calendar month thereafter.

Commencement Date:	The date the Tenant Improvements have been Substantially Completed.

Initial Monthly Base Rent:			$12,000.00 (See Addendum 1)

Initial Estimated Monthly Operating Expense Payments: (estimates only and subject to adjustment to actual costs and expenses according to the provisions of this Lease)	1. Utilities:	NA
	2. Common Area Charges:	$333.33
	3. Taxes:	$1,266.66

	4. Insurance:	$133.33

	5. Others:	$333.33

Initial Estimated Monthly Operating Expense Payments:			$2,066.65

Initial Monthly Base Rent and Operating Expense Payments:			$14,066.65

Security Deposit:	$14,066.66 in the form of a letter of credit (see Addendum 1 attached hereto)

Broker:	Providence Commercial Real Estate Services

Addenda:	Addendum to Lease Agreement: Addendum 1; Construction Addendum; Lease Surrender Agreement; Rules & Regulations; Exhibit A

1. Granting Clause. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

2. Acceptance of Premises. Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of

Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes, except that Landlord represents that the Project lies in an industrial zoning designation as promulgated by the City of Schertz, Texas and that as of the Commencement Date and assuming Tenant’s use and occupation of the Premises comply with Paragraph 3 below, the Premises shall comply in all material respects with all applicable Legal Requirements (defined in Paragraph 3 below). Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord’s responsibility under Paragraph 10 and any punchlist items agreed to in writing by Landlord and Tenant.

3. Use. The Premises shall be used only for the purpose of an equipment repair shop, a lab in which prescription lenses will be ground and other inventory will be finished, as well as for the purpose of receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto; provided, however, with Landlord’s prior written consent, Tenant may also use the Premises for light manufacturing. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord’s prior written consent. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, “Legal Requirements”). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant’s use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant’s use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.

4. Base Rent. Tenant shall pay Base Rent in the amount set forth above. The first month’s Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off (except as otherwise provided herein), monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 business days, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty.

5. Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant’s obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord’s obligations under this Paragraph 5.

6. Operating Expense Payments. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant’s Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term “Operating Expenses” means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs, alleys, and driveways, mowing, fire sprinklers and fire protection systems, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee of 4 percent of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years. Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants.

If Tenant’s total payments of Operating Expenses for any year are less than Tenant’s Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant’s next payments. For purposes of calculating Tenant’s Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date and end on December 31, 1997, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

7. Utilities. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. Landlord may cause at Tenant’s expense any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent, provided that, if an interruption or cessation of utilities results from a cause within the Landlord’s reasonable control and the Premises are not usable by Tenant for the conduct of Tenant’s business as a result thereof, Base Rent and applicable Operating Expenses not actually incurred by Tenant shall be abated for the period which commences five (5) business days after the date Tenant gives to Landlord notice of such interruption until such utilities are restored. Tenant agrees to limit use of water and sewer for normal restroom use, and for uses necessary for lab work, lens preparation and inventory finishing as contemplated herein.

8. Taxes. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as “Taxes”) that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. Federal and state taxes on income, death taxes, franchise taxes, and any taxes imposed on or measured by the income of Landlord from the operation of the Project or imposed in connection with any change of ownership of the Project shall not be included within Taxes; provided, however, that if at any time during the Term, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof shall be discontinued and as a substitute therefor, or in lieu of an addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, imposition or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within Taxes to the extent that such substitute or additional tax would be payable if the Project were the only property of the Landlord subject to such tax. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

9. Insurance. Landlord shall maintain all risk property insurance covering the full replacement cost of the Building and commercial general liability insurance with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional the as it may deem necessary, including, but not limited to, rent loss insurance. All insurance purchased by Landlord pursuant to the terms of this Lease shall be included as part of the Operating Expenses charged to Tenant. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its expense, shall maintain during the Lease Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; worker’s compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Landlord may reasonably require so that such insurance limits are consistent with limits required by landlords of similar properties in the vicinity of the Project) for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits so that such limits are consistent with limits required by landlords of similar properties in the vicinity of the Project. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

10. Landlord’s Repairs. Landlord shall maintain, at its expense, the structural soundness of the roof, foundation, and exterior walls of the Building in good repair, reasonable wear and tear and damages caused by Tenant, its agents and contractors excluded. The term “walls” as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have 30 days to make the appropriate repair, or if it will take longer than 30 days to make the repair, such period of time as is reasonable under the circumstances. Tenant may make any repairs which Landlord has failed to make in the time frames set out in the previous sentence and Tenant may then sue Landlord for the cost of such repairs as its sole remedy.

In the event of an emergency (being defined as an imminent threat of personal injury to Tenant’s employees or material damage to Tenant’s equipment or other property at the Premises), Tenant shall have the right to make such temporary, emergency repairs to the roof, foundation, floors and exterior and load-bearing walls of the Building, as may be reasonably necessary to prevent such material damage to the equipment or property of Tenant situated in the Premises, or such personal injury to Tenant’s employees, provided Tenant has no reasonable alternative and has either (i) notified Landlord’s representative of such emergency by telephone (with subsequent written notice as soon as practicable), and Landlord has failed to initiate emergency repairs within twelve (12) hours of such notification, or (ii) Tenant has attempted in good faith to notify Landlord’s representative of such emergency by telephone (with subsequent written notice as soon as practicable) and has been unsuccessful in its attempts to contact such representative for a period of twenty-four (24) hours. The provisions of this paragraph do not constitute an authorization by Landlord for Tenant to enter the premises of any other tenant of the Project and Tenant has not been designated as Landlord’s agent for the purposes of any such entry. Landlord shall reimburse Tenant for the reasonable, out-of-pocket costs actually incurred by Tenant in making such emergency repairs up to (but not to exceed) $5,000.00 with respect to each such occurrence, within thirty (30) days after submission by Tenant to Landlord of an invoice therefor, accompanied by reasonable supporting documentation for the costs so incurred. If Landlord fails or refuses to reimburse Tenant for such costs within such 30-day period and Tenant brings an action for recovery of such amounts from Landlord, then Tenant shall be entitled to recover, in addition to the amount of such costs, interest on such amounts from the date incurred by Tenant until recovered from Landlord, at the rate provided in Paragraph 37(j) of this Lease, and the reasonable attorney’s fees and other costs of court incurred by Tenant in pursuing such action.

11. Tenant’s Repairs. Landlord, at Tenant’s expense as provided in Paragraph 6, shall maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises. Subject to Landlord’s obligation in Paragraph 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, entries, doors, ceilings and roof membrane, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant’s expense pursuant to reasonable maintenance service contracts entered into by Tenant or, at Landlord’s election, by Landlord. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 10 days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

12. Tenant-Made Alterations and Trade Fixtures. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant-Made Alterations”) shall be subject to Landlord’s prior written consent, such consent not to be unreasonably withheld. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its costs in reviewing plans and specifications and in monitoring construction. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord’s property, except to the extent Landlord requires removal at Tenant’s expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s consent to any Tenant-Made Alterations. Tenant shall repair any damage caused by such removal.

Tenant, at its own cost and expense and without Landlord’s prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord’s requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

13. Signs. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s approval and conform in all respects to Landlord’s requirements.

14. Parking. Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.

15. Restoration. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 30 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 20 days after Landlord’s notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less, then Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if (i) the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage, by providing written notice to the other party no later than 15 days after Landlord’s notice of the estimated restoration time period, or (ii) Landlord fails to restore the Premises as provided above within six (6) months after the commencement of the restoration, subject to delays caused by Force Majeure events, and either party provides written notice to the other party of its election to terminate within 10 days after the expiration of such 6-month period. Tenant shall pay to Landlord with respect to any damage to the Premises the amount of the commercially reasonably deductible under Landlord’s insurance policy (but in no event more than $10,000) within 10 days after presentment of Landlord’s invoice. If the damage involves the premises of other tenants, Tenant shall pay the portion of the deductible that the cost of the restoration of the Premises bears to the total cost of restoration, as determined by Landlord. Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

16. Condemnation. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would prevent or materially interfere with Tenant’s use of the Premises or in Landlord’s judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by either party this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures, if a separate award for such items is made to Tenant.

17. Assignment and Subletting. Without Landlord’s prior written consent, which consent shall not be unreasonably withheld for the first such assignment or subletting (see Addendum 1 below), Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”), without the prior written consent of Landlord. Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with any assignment or sublease. Upon Landlord’s receipt of Tenant’s written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate or a Permitted Assignee [defined below]). Landlord may, by giving written notice to Tenant within 10 days after receipt of Tenant’s notice, terminate this Lease with respect to the space described in Tenant’s notice, as of the date specified in Tenant’s notice for the commencement of the proposed assignment or sublease.

Notwithstanding anything contained herein to the contrary and provided no Event of Default has occurred and is continuing under this Lease, upon 10 days prior written notice to Landlord, Tenant may, without Landlord’s prior written consent, assign this Lease to an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant’s assets are transferred (a “Permitted Assignee”), provided (x) such merger, consolidation, or transfer of assets is for a good business purpose and not principally for the purpose of transferring Tenant’s leasehold estate, and (y) the assignee or successor entity has a net worth at least equal to the net worth of Tenant immediately prior to such merger, consolidation, or transfer.

Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder all such excess rental and other excess consideration within 10 days following receipt thereof by Tenant.

If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, parry to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

18. Indemnification. Subject to the waiver of subrogation provisions in Paragraph 9 above and except for the negligence of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant shall indemnify, defend and hold harmless Landlord, and Landlord’s agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys’ fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Paragraph 18.

19. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Upon one (1) days’ notice to Tenant, Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant’s use or occupancy of the Premises. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

20. Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord and with respect to any claims of paramount title to the Premises.

21. Surrender. Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

22. Holding Over. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

23. Events of Default. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days from the date such payment was due, provided that such failure to make any payment for a period of 5 days from the date such payment was due shall not constitute an Event of Default until Landlord has given Tenant 5 days written notice of the delinquent payment (which may be given at any time during the delinquency) provided further that such notice shall not be required more than twice in any 12-month period of the Lease Term.

(ii) Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

(iv) Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease. Notwithstanding the foregoing, Tenant’s vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) insure that Tenant’s insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) insure that the Premises are secured and not subject to vandalism, and (c) insure that the Premises will be properly maintained after such vacation. Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.

(v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.

(vi) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

(vii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default.

24. Landlord’s Remedies. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant’s right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to remove and store, all of the furniture, fixtures and equipment at the Premises.

If Landlord terminates this Lease pursuant to this Paragraph 24, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant’s or any other occupant’s property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys’ fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

If Landlord terminates Tenant’s right of possession (but not this Lease pursuant to this Paragraph 24), Landlord shall use commercially reasonable efforts to relet the Premises; provided, however, (a) Landlord shall not be obligated to accept any tenant proposed by Tenant, (b) Landlord shall have the right to lease any other space controlled by Landlord first, (c) any proposed tenant shall meet all of Landlord’s criteria, and (d) such reletting shall not release Tenant from any liability hereunder and may be done without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys’ fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys’ fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting.

25. Tenant’s Remedies/Limitation of Liability. Except as otherwise provided herein, Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter, provided however, any successor-in-interest to Landlord shall expressly assume all of Landlord’s obligations hereunder which accrue during that Landlord’s period of ownership. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. Landlord’s interest in the Project shall be deemed to include: (i) the rents or other income from the Project received by Landlord after Tenant obtains a final judgment against Landlord, (ii) the net proceeds received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Project after Tenant obtains a final judgment against Landlord, (iii) the net proceeds received by Landlord from any condemnation or conveyance in lieu of condemnation of all or any portion of the Project after Tenant obtains a final judgment against Landlord, and

(iv) the net proceeds of insurance received by Landlord from any casualty loss of all or any portion of the Project after Tenant obtains a final judgment against Landlord. Notwithstanding anything contained herein to the contrary, Tenant may offset any awards or judgments obtained against Landlord against rent due under this Lease.

26. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

27. Subordination. Upon the execution of the SNDA (defined below), this Lease and Tenant’s interest and rights hereunder shall be subject and subordinate to the lien of any first mortgage on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments of attornment as shall be requested by any such holder. Tenant shall not be obligated to subordinate this Lease or its interest herein to any future mortgage, deed of trust or ground lease on the Project unless concurrently with such subordination the holder of such mortgage or deed of trust or the ground lessor under such ground lease agrees by way of an agreement in writing (an “SNDA”) not to disturb Tenant’s possession of the Premises under the terms of this Lease in the event such holder or ground lessor acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise. Tenant shall be responsible for any fees or expenses (but in no event more then $600 per occurrence) charged by the holder of such mortgage or deed of trust in connection with the granting of such SNDA. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.

28. Mechanic’s Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

29. Estoppel Certificates. Tenant agrees, from time to time, within 10 days after request of Landlord, to execute and deliver to Landlord, or Landlord’s designee, any estoppel certificate requested by Landlord, stating that to the best of Tenant’s knowledge without independent investigation, (i) this Lease is in full force and effect, (ii) the date to which rent has been paid, (iii) Landlord is not in default hereunder (or specifying in detail the nature of Landlord’s default), (iv) the termination date of this Lease, and (v) such other matters pertaining to this Lease as may be requested by Landlord. Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant’s obligations to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within 10 days after Landlord’s written request thereof.

30. Environmental Requirements. Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes and as provided on Addendum 1 attached hereto, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord’s prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

31. Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

32. Security Service. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

33. Force Majeure. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord (“Force Majeure”).

34. Entire Agreement. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36. Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

37. Miscellaneous. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b) If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at 14100 East 35th Place, Aurora, Colorado 80011. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

(d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

(e) At Landlord’s request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant’s accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

(f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(j) Except as otherwise provided herein, any amount not paid by Tenant within 5 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 15 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

(l) Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

38. Landlord’s Liens. Landlord hereby expressly waives any liens and security interests against any personal property of Tenant, including, but not limited to, any liens created by Chapter 54 of the Texas Property Code or any other laws of the State of Texas.

39. Limitation of Liability of Trustees, Shareholders, and Officers of Security Capital Industrial Trust. Any obligation or liability whatsoever of Security Capital Industrial Trust, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:		LANDLORD:

EYE CARE CENTERS OF AMERICA, INC.		SCI DEVELOPMENT SERVICES INCORPORATED

By:	/s/ Mark Pearson	By:	/s/ Steven K. Meyer
Title:	CFO	Title:	Steven K. Meyer

Address:		Addresses:

11103 West Avenue San Antonio, TX 78213		3453 IH 35 North, Suite 109 San Antonio, TX 78209 Phone: (210) 212-9292

14100 E. 35th Place Aurora, CO 80011

Rules and Regulations

1.	The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2.	Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.	Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.	Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.	If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6.	Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.	Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.	Tenant shall maintain the Premises free from rodents, insects and other pests.

9.	Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project. Landlord shall promptly notify Tenant of any such actions taken.

10.	Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.	Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.	Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.	All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.	No auction, public or private, will be permitted on the Premises or the Project.

15.	No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.	The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17.	Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.	Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.	Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

EXHIBIT A

ADDENDUM 1 TO LEASE AGREEMENT

ATTACHED TO AND A PART OF LEASE AGREEMENT

DATED FEBRUARY 27 1997, BETWEEN

SCI DEVELOPMENT SERVICES INCORPORATED

and

EYE CARE CENTERS OF AMERICA, INC.

1.	The Monthly Base Rent under the Lease shall be payable in monthly installments as follows:

Months	Monthly Base Rent
1-60	$12,000.00
61-84	$14,133.33

2.	With respect to Paragraph 6 “Operating Expense Payments”, the following shall apply:

Tenant shall not be obligated to pay for Controllable Operating Expenses in any year to the extent they have increased by more than eight percent (8%) per annum on a cumulative basis from the first calendar year during the Lease Term. For purposes of this Addendum, Controllable Operating Expenses shall mean the following Operating Expenses: common area charges and management fees.

Taxes, insurance premiums and utility costs shall not be deemed Controllable Operating Expenses. Controllable Operating Expenses shall be determined on an aggregate basis and not on an individual basis, and the cap on Controllable Operating Expenses shall be determined on Operating Expenses as they have been adjusted for vacancy or usage pursuant to the terms of the Lease.

3.	Paragraph 40 “Cancellation Option” shall be added to reflect the following:

Provided no Event of Default shall then exist and no condition shall then exist which with the passage of time or giving of notice, or both, would constitute an Event of Default. Tenant shall have the right at any time on or before six (6) months prior to the expiration of the sixtieth (60th) month of the Lease Term to send Landlord written notice (the “Termination Notice”) that Tenant has elected to terminate this Lease effective on the last day of the sixtieth (60th) month of the Lease Term (the “Termination Day”).

If Tenant elects to terminate this Lease pursuant to the immediately preceding sentence, the effectiveness of such termination shall be conditioned upon Tenant paying to Landlord an amount equal to the portion of the sum of the cost of the Tenant Improvements and the leasing commissions paid by Landlord in connection with this Lease, together with interest at 10.5% per annum, which in unamortized as of the Termination Day (the “Unamortized Costs”) within ten (10) days after Landlord notifies Tenant of the amount of the Unamortized Costs. Such amount is consideration for Tenant’s option to terminate and shall not be applied to rent to any other obligation of Tenant. Landlord and Tenant shall be relieved of all obligations accruing under this Lease after the Termination Day but not any obligations accruing under this Lease prior to the effective date of such termination.

4.	Paragraph 41 “Existing Lease Obligation” shall be added to reflect the following:

Unless terminated earlier by Tenant, Tenant’s existing lease obligations under the Lease for space located at 10625 and 10530 Sentinel Drive, representing 17,800 square feet, shall terminate on May 15, 1997. Such termination shall be evidenced by the execution of Landlord’s Standard Lease Surrender Agreement attached hereto.

5.	The following shall supplement Paragraph 30 of the Lease:

Permitted Hazardous Materials and Use.

Tenant has requested Landlord’s consent to use the Hazardous Materials listed below in its business at the Premises (the “Permitted Hazardous Materials”). Subject to the conditions set forth herein, Landlord hereby consents to the Use (hereinafter defined) of the Permitted Hazardous Materials. Any Permitted Hazardous Materials on the Premises will be generated, used, received, maintained, treated, stored, or disposed in a manner consistent with good engineering practice and in compliance with all Environmental Requirements.

A.	Permitted Hazardous Materials (including maximum quantities):

The storage, uses or processes involving the Permitted Hazardous Materials (the “Use”) are described below.

Use [If limited to receiving and storage, so specify]:

_______________________________________________________________________________________

_______________________________________________________________________________________

_______________________________________________________________________________________

B. No Current Investigation. Tenant represents and warrants that to the best of its knowledge, without independent investigation, it is not currently subject to an inquiry, regulatory investigation, enforcement order, or any other proceeding regarding the generation, use, treatment, storage, or disposal of a Hazardous Material.

C. Notice and Reporting. Tenant immediately shall notify Landlord in writing of any spill, release, discharge, or disposal of any Hazardous Material in, on or under the Premises or the Project. All reporting obligations imposed by Environmental Requirements are strictly the responsibility of Tenant. Tenant shall supply to Landlord within 5 business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to Tenant’s use of the Premises.

D. Indemnification. Tenant’s indemnity obligation under the Lease with respect to Hazardous Materials shall include indemnification for the liabilities, expenses and other losses described therein as a result of the Use of the Hazardous Materials or the breach of Tenant’s obligations or representations set forth above. It is the intent of this provision that Tenant be strictly liable to Landlord as a result of the Use of Hazardous Materials without regard to the fault or negligence of Tenant, Landlord or any third party.

E. Disposal Upon Lease Termination. At the expiration or earlier termination of the Lease, Tenant, at its sole cost and expense, shall: (i) remove and dispose off-site any drums, containers, receptacles, structures, or tanks storing or containing Hazardous Materials (or which have stored or contained Hazardous Materials) and the contents thereof; (ii) remove, empty, and purge all underground and above ground storage tank systems, including connected piping, of all vapors, liquids, sludges and residues; and (iii) restore the Premises to its original condition. Such activities shall be performed in compliance with all Environmental Requirements and to the satisfaction of Landlord. Landlord’s satisfaction with such activities or the condition of the Premises does not waive, or release Tenant from, any obligations hereunder.

6.	The following shall supplement Paragraph 17 of the Lease:

A.	Landlord shall not unreasonably withhold its consent to Tenant’s request for permission to assign the Lease or sublease all or part of the Premises. It shall be reasonable for the Landlord to withhold its consent to any assignment or sublease in any of the following instances:

(i) The assignee or sublessee does not have a net worth calculated according to generally accepted accounting principles at least equal to the net worth of the Tenant at the time it executed the Lease;

(ii) The intended use of the Premises by the assignee or sublessee is different from the use presently permitted not reasonably satisfactory to Landlord;

(iii) The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Project;

(iv) Occupancy of the Premises by the assignee or sublessee would, in Landlord’s opinion, violate any agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters;

(v) The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project;

(vi) The assignment or sublet is to another tenant in the Project and is at rates which are below those charged by Landlord for comparable space in the Project;

(vii) In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease; or

(viii) The proposed assignee or sublessee is a government entity.

The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease.

B.	Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease.

C.	Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may request.

D.	Landlord may revoke its consent immediately and without notice if, as of the effective date of the assignment or sublease, there has occurred and is continuing any default under the Lease.

E.	Landlord’s agreement to not unreasonably withhold its consent shall only apply to the first assignment or sublease under the Lease.

7.

The Security Deposit shall be in the form of an unconditional, irrevocable letter of credit from a bank reasonably acceptable to the Landlord. The letter of credit shall either provide that it does not expire until the end of the Lease Term or, if it is for less than the Term of the Lease, shall be renewed by Tenant at least 30 days prior to its expiration during the Term of the Lease. The letter of credit shall provide that it may be drawn down upon by Landlord at any time Landlord delivers its site draft to the bank. If Landlord sells or conveys the Premises, Tenant shall, at Landlord’s request, cooperate in having the letter of credit transferred to the purchaser. If the letter of credit is ever drawn upon by Landlord pursuant to the terms of the Lease and this Paragraph, Tenant shall within ten (10) days thereafter cause the letter of credit to be restored to its original amount.

8.	The following shall supplement Paragraph 18 of the Lease:

For any time period where Tenant has a net worth equal to or in excess of $50,000,000, Landlord covenants and agrees to indemnify and save Tenant, its employees and agents harmless of and from any and all claims, costs, expenses and liabilities, including, without limitation, attorneys’ fees, arising on account of or by reason of claims by third parties for injuries or death to persons or damages to property resulting from the negligence or willful misconduct of Landlord or its agents, employees, or contractors, to the extent not attributable to any negligence of Tenant, any assignee or subtenant of Tenant, or their respective employees, agents, or contractors. If a claim under the foregoing indemnity is made against the indemnitee which the indemnitee believes to be covered by an indemnitor’s indemnification obligations hereunder, the indemnitee shall promptly notify the indemnitor of the claim and, in such notice shall offer to the indemnitor the opportunity to assume the defense of the claim within 10 business days after receipt of the notice (with counsel reasonably acceptable to the indemnitee). If the indemnitor timely elects to assume the defense of the claim, the indemnitor shall have the right to settle the claim on any terms it considers reasonable and without the indemnitee’s prior written consent, as long as the settlement shall not require the indemnitee to render any performance or pay any consideration, and the indemnitee shall not have the right to settle any such claim. If the indemnitor fails timely to elect to assume the defense of the claim or fails to defend the claim with diligence, then the indemnitee shall have the right to take over the defense of the claim and to settle the claim on any terms the indemnitee considers reasonable. Any such settlement shall be valid as against the indemnitor. If the indemnitor assumes the defense of a claim, the indemnitee may employ its own counsel but such employment shall be at the sole expense of the indemnitee. If any such claim arises out of the negligence of both Landlord and Tenant, responsibility for such claim shall be allocated between Landlord and Tenant based on their respective degrees of negligence. This indemnity does not cover claims arising from the presence or release of Hazardous Materials.

CONSTRUCTION ADDENDUM

ATTACHED TO AND A PART OF LEASE AGREEMENT

DATED FEBRUARY 27 1997, BETWEEN

SCI DEVELOPMENT SERVICES INCORPORATED

and

EYE CARE CENTERS OF AMERICA, INC.

(a) Landlord agrees to furnish or perform at Landlord’s sole cost and expense those items of construction and those improvements (“Tenant Improvements”) specified below:

Further Referenced on Exhibit B to be attached hereto.

In connection with the Tenant Improvements, Landlord shall provide Tenant a construction improvement allowance (an “Allowance”) in an amount up to, but not to exceed with the Tenant Improvements, $5.00 per square foot or $200,000.00 towards all costs associated with Tenant’s occupancy (including but not limited to architectural and engineering fees). In addition Landlord shall, upon Tenant’s request, provide up to an additional $200,000.00 towards construction of Tenant Improvements, such costs to be amortized over the Lease Term with interest at 10.5% per annum.

(b) If Tenant shall desire any changes, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to Tenant Improvements which Tenant may request which Landlord may agree to shall be at Tenant’s sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.

(c) Landlord shall proceed with and complete the construction of Tenant Improvements. As soon as such improvements have been Substantially Completed (as reasonably determined by the Construction Manager), Landlord shall notify Tenant in writing of the date that Tenant Improvements were Substantially Completed, which date, unless an earlier date is specified as the “Commencement Date.” After the Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises and the parties will agree to a list of “punch-list” items.

(d) The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant. Subject to applicable ordinances and building codes governing Tenant’s right to occupy or perform in the Premises, Tenant shall be allowed to install its machinery, equipment, fixtures, or other personal property on the Premises during the final stages of completion of construction provided that Tenant does not thereby interfere with the completion of construction or occasion any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to assume all risk of loss or damage to such machinery, equipment, fixtures, and other personal property and to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations, whether or not any such loss, damage, liability, death, or personal injury was caused by Landlord’s simple (but not gross) negligence. Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom.

(e) Except for incomplete punch list items. Tenant upon the Commencement Date, shall have and hold the Premises as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations or improvements of any kind in or about the Premises.

EXHIBIT A

LEASE SURRENDER AGREEMENT

THIS AGREEMENT is executed as of the 27 day of FEBRUARY, 1997, by and between SCI Development Services Incorporated (“Landlord”) and Eye Care Centers of America, Inc. (“Tenant”).

RECITALS:

WHEREAS, Landlord and Tenant executed that certain Lease Agreement (“Lease”) dated FEBRUARY 13, 1997, whereby Landlord leased the premises (“Leased Premises”) described therein to Tenant.

WHEREAS, Tenant desires to terminate the Lease in order to be relieved of all liability for future rentals thereunder, and Landlord has agreed to terminate the Lease and release Tenant in accordance with the terms hereof.

AGREEMENT:

1. The parties hereto hereby acknowledge, confirm and agree that the foregoing recitals are true.

2. Effective as of                      1997 (“Termination Date”), the Tenant hereby surrenders the Lease and the Leased Premises demised by the Lease, and all rights thereunder, with the intent that the unexpired residue of the term of the Lease and any renewals shall be merged and extinguished in the reversion to the Landlord; and the Tenant hereby releases, as of the Termination Date, all of its rights, title and interest in, and in respect of, the Lease and the Leased Premises. Tenant covenants, agrees and represents that it shall have no further right to possession of the Leased Premises from and after the Termination Date.

3. The Tenant covenants and agrees that it has good right, full power and authority to assign and surrender the Lease and the Leased Premises in the manner aforesaid, and that, as of the Termination Date, it had not and, as of the date hereof, it has not executed any other instruments, deeds, or other documents pursuant to which the Lease and the unexpired residue of the term thereof, including any renewals, shall in any way be charged, encumbered, transferred, or assigned.

4. The effect of this agreement is that the Termination Date is the expiration of the Lease Term, and the parties shall remain obligated under the Lease for any obligations that survive the expiration of the Lease Term as provided therein.

5. As of the Termination Date, the Tenant confirms and represents that it does not have any claims against the Landlord in respect of any default or obligation of the Landlord pursuant to the terms of the Lease or otherwise, that the Landlord does not hold any deposits of any nature against which the Tenant has a claim now or against which the Tenant may have a claim in the future, and that the Tenant has not permitted any mechanics’ lien to be attached to its interest in the Leased Premises.

6. This Agreement shall be binding upon and enure to the benefit of Landlord and Tenant and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

LANDLORD:

SCI DEVELOPMENT SERVICES INCORPORATED

By:	/s/ Steven K. Meyer
Name:	Steven K. Meyer
Title:	Senior Vice President

TENANT:

EYE CARE CENTERS OF AMERICA, INC.

By:	/s/ Mark Pearson
Name:	MARK PEARSON
Title:	CFO

LEASE SURRENDER AGREEMENT

THIS AGREEMENT is executed as of the 27 day of FEBRUARY, 1997, by and between SCI Development Services Incorporated (“Landlord”) and Eye Care Centers of America, Inc. (“Tenant”).

RECITALS:

WHEREAS, Landlord and Tenant executed that certain Lease Agreement (“Lease”) dated FEBRUARY 13, 1997, whereby Landlord leased the premises (“Leased Premises”) described therein to Tenant.

WHEREAS, Tenant desires to terminate the Lease in order to be relieved of all liability for future rentals thereunder, and Landlord has agreed to terminate the Lease and release Tenant in accordance with the terms hereof.

AGREEMENT:

1. The parties hereto hereby acknowledge, confirm and agree that the foregoing recitals are true.

2. Effective as of                      1997 (“Termination Date”), the Tenant hereby surrenders the Lease and the Leased Premises demised by the Lease, and all rights thereunder, with the intent that the unexpired residue of the term of the Lease and any renewals shall be merged and extinguished in the reversion to the Landlord; and the Tenant hereby releases, as of the Termination Date, all of its rights, title and interest in, and in respect of, the Lease and the Leased Premises. Tenant covenants, agrees and represents that it shall have no further right to possession of the Leased Premises from and after the Termination Date.

3. The Tenant covenants and agrees that it has good right, full power and authority to assign and surrender the Lease and the Leased Premises in the manner aforesaid, and that, as of the Termination Date, it had not and, as of the date hereof, it has not executed any other instruments, deeds, or other documents pursuant to which the Lease and the unexpired residue of the term thereof, including any renewals, shall in any way be charged, encumbered, transferred, or assigned.

4. The effect of this agreement is that the Termination Date is the expiration of the Lease Term, and the parties shall remain obligated under the Lease for any obligations that survive the expiration of the Lease Term as provided therein.

5. As of the Termination Date, the Tenant confirms and represents that it does not have any claims against the Landlord in respect of any default or obligation of the Landlord pursuant to the terms of the Lease or otherwise, that the Landlord does not hold any deposits of any nature against which the Tenant has a claim now or against which the Tenant may have a claim in the future, and that the Tenant has not permitted any mechanics’ lien to be attached to its interest in the Leased Premises.

6. This Agreement shall be binding upon and enure to the benefit of Landlord and Tenant and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

LANDLORD:

SCI DEVELOPMENT SERVICES INCORPORATED

By:	/s/ Steven K. Meyer
Name:	Steven K. Meyer
Title:	Senior Vice President

TENANT:

EYE CARE CENTERS OF AMERICA, INC.

By:	/s/ Mark Pearson
Name:	MARK PEARSON
Title:	CFO

CONSTRUCTION ADDENDUM

ATTACHED TO AND A PART OF LEASE AGREEMENT

DATED FEBRUARY 27 1997, BETWEEN

SCI DEVELOPMENT SERVICES INCORPORATED

and

EYE CARE CENTERS OF AMERICA, INC.

(a) Landlord agrees to furnish or perform at Landlord’s sole cost and expense those items of construction and those improvements (“Tenant Improvements”) specified below:

Further Referenced on Exhibit B to be attached hereto.

In connection with the Tenant Improvements, Landlord shall provide Tenant a construction improvement allowance (an “Allowance”) in an amount up to, but not to exceed with the Tenant Improvements, $5.00 per square foot or $200,000.00 towards all costs associated with Tenant’s occupancy (including but not limited to architectural and engineering fees). In addition Landlord shall, upon Tenant’s request, provide up to an additional $200,000.00 towards construction of Tenant Improvements, such costs to be amortized over the Lease Term with interest at 10.5% per annum.

(b) If Tenant shall desire any changes, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to Tenant Improvements which Tenant may request which Landlord may agree to shall be at Tenant’s sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.

(c) Landlord shall proceed with and complete the construction of Tenant Improvements. As soon as such improvements have been Substantially Completed (as reasonably determined by the Construction Manager), Landlord shall notify Tenant in writing of the date that Tenant Improvements were Substantially Completed, which date, unless an earlier date is specified as the “Commencement Date.” After the Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises and the parties will agree to a list of “punch-list” items.

(d) The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant. Subject to applicable ordinances and building codes governing Tenant’s right to occupy or perform in the Premises, Tenant shall be allowed to install its machinery, equipment, fixtures, or other personal property on the Premises during the final stages of completion of construction provided that Tenant does not thereby interfere with the completion of construction or occasion any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to assume all risk of loss or damage to such machinery, equipment, fixtures, and other personal property and to indemnify, defend, and hold Landlord harmless from any loss or damage to such properry, and all liability, loss, or damage arising from any injury to the project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations, whether or not any such loss, damage, liability, death, or personal injury was caused by Landlord’s simple (but not gross) negligence. Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom.

(e) Except for incomplete punch list items, Tenant upon the Commencement Date, shall have and hold the Premises as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations or improvements of any kind in or about the Premises.